Exhibit 10.1

Execution Version

EIGHTH AMENDMENT

THIS EIGHTH AMENDMENT (this “Amendment”) is made as of the 9th day of May, 2013 by and between KVH Industries, Inc., a Delaware corporation with its principal place of business located at 50 Enterprise Center, Middletown, Rhode Island (the “Borrower”), and Bank of America, N.A. (successor-by-merger with Fleet National Bank and assignee of Banc of America Leasing & Capital, LLC [itself a successor-by-merger with Fleet Capital Corporation]), a national banking association with a place of business located at 111 Westminster Street, Providence, Rhode Island (the “Lender”).

PURPOSE:

On July 17, 2003, the Borrower, Fleet Capital Corporation (predecessor-in-interest to Banc of America Leasing & Capital, LLC) and Fleet National Bank (predecessor-in-interest to the Lender, as issuing lender and cash management bank) entered into, among other things, that certain Amended and Restated Credit and Security Agreement (as amended to date, the “Credit Agreement”) providing for a $15,000,000 line of credit (the “Line”) to the Borrower.

As further evidence of the Line, the Borrower executed and delivered to Fleet Capital Corporation that certain Revolving Credit Note dated July 17, 2003 in the amount of $15,000,000 (as amended to date, and as further amended, restated or replaced, the “Note”).

Banc of America Leasing & Capital, LLC assigned all of its rights in and to the Credit Agreement and the Note, together with any and all other documents executed and/or prepared in connection therewith (collectively, the “Loan Documents”), to the Lender pursuant to that certain Assignment and Assumption and Amendment and Note Modification Agreement dated as of July 17, 2006, by and among the Borrower, Bank of America Leasing & Capital, LLC and the Lender. On December 28, 2006, the parties hereto entered into that certain Second Amendment and Note Modification Agreement, on August 20, 2007, the parties hereto entered into that certain Third Amendment and Note Modification Agreement, on December 31, 2008, the parties hereto entered into that certain Fourth Amendment and Note Modification Agreement, on June 9, 2011, the parties hereto entered into that certain Fifth Amendment and Note Modification Agreement (the “Fifth Amendment”), on March 1, 2012, the parties entered into that certain Sixth Amendment, and on September 17, 2012 the parties entered into that certain Seventh Amendment.

The Lender and the Borrower are desirous of increasing the amount of the Line under the Credit Agreement and removing the term loan conversion option.

NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement):

1. Section 1.1 of the Credit Agreement is hereby amended by restating the following defined term in its entirety to read as follows:

“Revolving Credit Commitment” means the commitment of the Lender to make Revolving Loans up to $30,000,000 in the aggregate.

2. Section 2.1(g) of the Credit Agreement is hereby deleted in its entirety.

3. Except as modified hereby, the Borrower hereby affirms and restates all of the covenants and agreements made and set forth in the Loan Documents and any and all other documents executed in connection therewith.

4. All references to the Credit Agreement appearing in the Note, the Loan Documents and any and all other documents executed in connection therewith shall be deemed to mean the Credit Agreement as amended hereby.

5. Borrower represents and warrants to Lender that: (a) Borrower has the full power and authority to execute, deliver and perform its respective obligations under, the Credit Agreement, as amended by this Amendment, (b) the execution and delivery of this Amendment have been duly authorized by all necessary action of the Board of Directors of Borrower; (c) the representations and warranties contained or referred to in the Credit Agreement are true and accurate in all material respects as of the date of this Amendment (except to the extent that such representations and warranties expressly relate to an earlier date or have been publicly disclosed in a prior filing with the Securities and Exchange Commission); and (d) no Event of Default has occurred and is continuing or will result after giving effect to this Amendment and the transactions contemplated by this Amendment and the Credit Agreement.

6. This Amendment shall take effect upon the receipt by the Lender of (a) this Amendment duly executed by the Borrower and Lender; (b) a $30,000,000 Amended and Restated Revolving Credit Note, (c) a Pledge Agreement with respect to sixty-five percent (65%) of the Borrower’s equity interests in KVH Industries UK Limited, (d) a closing fee of $30,000 and the $12,500 balance of the amendment fee set forth in the Fifth Amendment; and (e) payment of all reasonable costs and expenses (including, without limitation, the reasonable costs and expenses of Lender’s counsel) incurred by Lender in connection with this Amendment.

7. Any provision of this Amendment which is prohibited or unenforceable under any jurisdiction shall, as to such jurisdiction, be ineffective, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

8. This Amendment is intended by the parties hereto as a final expression of this Amendment and is also intended as a complete and exclusive statement of the terms hereof. No course of dealing, course of performance or trade usage, and no patrol or evidence of any nature shall be used to supplement or modify any terms hereof.

9. This Amendment has been negotiated, executed, and delivered in, and shall be deemed to have been made in the State of Rhode Island, and the validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Rhode Island.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first above written.

WITNESS:	KVH INDUSTRIES, INC.

/s/ Eileen Pribula	By:	/s/ Martin Kits van Heyningen
	Name:	Martin Kits van Heyningen
	Title:	CEO

BANK OF AMERICA, N.A.

	By:	/s/ Donald C. McQueen
	Name:	Donald C. McQueen
	Title:	Senior Vice President

[Signature Page to KVH Eighth Amendment]